FIRST AMENDMENT TO TERM LOAN AGREEMENT

THIS FIRST AMENDMENT TO TERM LOAN AGREEMENT (the "Amendment"), dated as of June 9, 2011, is among SMITHFIELD FOODS, INC., a Virginia corporation (the "Borrower"), the subsidiary guarantors party hereto, each of the lenders that is a party hereto (individually, a "Lender" and, collectively, the "Lenders"), and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. "RABOBANK Nederland", NEW YORK BRANCH (in its capacity as administrative agent for the Lenders hereunder, together with its successors in such capacity, the "Administrative Agent").
RECITALS:

The Borrower, certain of its subsidiaries as guarantors, the Lenders and the Administrative Agent have entered into that certain Term Loan Agreement dated as of July 2, 2009 (as the same may hereafter be amended or otherwise modified, the "Agreement").
Since the execution of the Agreement, the following transactions involving Subsidiary Guarantors (as defined in the Agreement) have occurred:
(i)    Each of Gwaltney Transportation Co., Inc., LPC Transport, Inc. and Valleydale Transportation Company, Inc. has merged with and into Smithfield Transportation Co., Inc., and Smithfield Transportation Co., Inc. is the successor in interest by merger to such parties.
(ii)    Each of Farmland Distribution Inc. and North Side Foods Corp. has merged with and into Farmland Foods, Inc., and Farmland Foods, Inc. is the successor in interest by merger to such parties.
(iii)    Each of Patrick Cudahy Incorporated, PC Express, Inc. and 814 Americas, Inc. has merged with and into Patrick Cudahy, LLC, and Patrick Cudahy, LLC is the successor in interest by merger to such parties.
As a result of the foregoing, Gwaltney Transportation Co., Inc., LPC Transport, Inc., Valleydale Transportation Company, Inc., Farmland Distribution Inc., North Side Foods Corp., Patrick Cudahy Incorporated, PC Express, Inc. and 814 Americas, Inc. are no longer Subsidiary Guarantors under the Agreement.
Patrick Cudahy, LLC, Premium Pet Health, LLC and Smithfield Global Products, Inc. have become Subsidiary Guarantors under the Agreement pursuant to the execution and delivery of Joinder Agreements.
The Borrower has also requested that the Agreement be otherwise amended as herein set forth and the Administrative Agent and the Lenders have agreed to so amend the Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:
ARTICLE 1.Definitions
Section 1.1.Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.
ARTICLE 2.Amendments
Section 2.1.Amendment to Section 1.01. The following definitions set forth in Section 1.01 of the Agreement are each amended in their respective entireties to read as follows:
"ABL Agent" means Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as administrative agent under the ABL Credit Facility.
"ABL Credit Facility" means that certain Second Amended and Restated Credit Agreement dated as of June 9, 2011 among the Borrower, the subsidiaries that guarantee obligations under such agreement, the lenders parties thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as administrative agent (or its successor in such capacity), and as it may be amended, supplemented or otherwise modified from time to time and any renewal, increase, extension, refunding, restructuring, replacement or refinancing thereof in whole or in part (whether with the original administrative agent and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original ABL Credit Facility or one or more other credit or other agreements or indentures).
"Applicable Margin" means:
(a)    with respect to ABR Borrowings, 2.75%; and
(b)    with respect to Eurodollar Borrowings, 3.75%.
"Intercreditor Agreement" means that certain Amended and Restated Intercreditor Agreement dated as of June 9, 2011 among Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as administrative agent under the ABL Credit Facility, the Term Collateral Agent, a Receivable Entity, the Borrower and the Subsidiary Guarantors.
"Maturity Date" means June 9, 2016.
"Unrestricted Subsidiary" means (i) any Subsidiary of the Borrower that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary of the Borrower) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Borrower or any Restricted Subsidiary (except a Restricted Subsidiary which upon such designation becomes an Unrestricted Subsidiary in accordance with this Agreement); provided that (i) such designation would be permitted under Section 6.01, (ii) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary (A) is Guaranteed by the Borrower or any Restricted Subsidiary, (B) is Recourse Indebtedness or (C) subjects any property or asset of the Borrower or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, and (iii) no default or event of default with respect to any Indebtedness of such Subsidiary would permit any holder of any Indebtedness of the Borrower or any Restricted Subsidiary to declare such Indebtedness of the Borrower or any Restricted Subsidiary due and payable prior to its maturity. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation (x) the Borrower could Incur $1.00 of additional Indebtedness under Section 6.13(a) and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy of the Board Resolution giving effect to such designation and an Officers' Certificate that such designation complied with the foregoing provisions.
Section 2.2.Amendments to Definition of Permitted Liens. The definition of the term "Permitted Liens" in Section 1.01 of the Agreement is amended as follows:
(a)    Sub-clause (y) of clause (xvii) of the definition is amended in its entirety to read as follows:
(y) the aggregate principal amount of Indebtedness secured by first-priority Liens on Non-ABL Collateral permitted under clauses (i), (xvii) and (xxi) of this definition shall not exceed $1,300,000,000;
(b)     Clause (xix) of the definition is amended to delete the "and" at the end thereof, clause (xx) of such definition is amended to delete the period at the end thereof and replace it with a "; and" and the following clause (xxi)

is added to such definition to read in its entirety as follows:
(xxi)    Liens securing Indebtedness permitted under Section 6.13(b)(x); provided that the aggregate principal amount of Indebtedness secured by first-priority Liens on Non-ABL Collateral permitted under clauses (i), (xvii) and (xxi) of this definition shall not exceed $1,300,000,000.
Section 2.3.Addition to Section 1.01. Section 1.01 of the Agreement is amended to add the following definition in alphabetical order thereto:
"Collateral Release Date" means the date that the Liens on the Collateral are released in whole with respect to the Obligations pursuant to Section 9.09(e).
Section 2.4.Amendment to Section 2.06(a). Section 2.06(a) of the Agreement is amended in its entirety to read as follows:
a.Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Lenders the unpaid principal amount of the Loans in installments as follows:
(i)    an installment in the amount of $25,000,000, due and payable on June 9, 2015; and
(ii)    one final installment in the amount of all outstanding principal, due and payable on the Maturity Date.
Section 2.5.Amendment to Section 2.08. The first sentence of Section 2.08 of the Agreement is amended in its entirety to read as follows:
If Borrower voluntarily or pursuant to Section 6.06 (but not including pursuant to Section 6.04), prepays or repays the Loans in full or in part prior to June 9, 2013, Borrower shall pay to Administrative Agent, for benefit of the Lenders, as liquidated damages and compensation for the costs of making funds available to Borrower under this Agreement, and not as a penalty, an amount determined by multiplying one percent (1%) by the principal amount being prepaid or repaid (the fees payable hereunder, herein the "Prepayment Fees").
Section 2.6.Amendment to Section 5.01(c). Section 5.01(c) of the Agreement is amended in its entirety to read as follows:
(c)    Compliance Statements. Concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate executed by a Financial Officer of the Borrower certifying (i) as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance (to the extent required) with the covenant contained in Section 6.15;
Section 2.7.Amendment to Section 5.10(c). Section 5.10(c) of the Agreement is amended to add the words ", upon the request of the Administrative Agent," immediately prior to the words "opinions of counsel."
Section 2.8.Amendment to Section 5.11(c). Section 5.11(c)(iv) of the Agreement is amended to add the words ", upon request of the Administrative Agent," immediately prior to the words "Opinion of Counsel."
Section 2.9.Amendment to Section 6.11. Each of Section 6.11(a)(v) and 6.11(b)(iv) of the Agreement is amended to add the words ", upon request of the Administrative Agent," immediately prior to the words "an Opinion of Counsel."
Section 2.10.Amendment to Section 6.13. Section 6.13(b) of the Agreement is amended as follows: Clause

(ix) is amended to delete the "and" at the end thereof; clause (x) of such definition is amended to change it to be clause (xi), to change the current reference therein to clause "(ix)" to read "(x)" and to change the current reference therein to clause "(x)" to clause "(xi)"; and a new clause (x) is added in order thereto to read in its entirety as follows:
(x)    secured Indebtedness incurred after the Collateral Release Date which is secured by Liens encumbering the Non-ABL Collateral and any extensions, refinancings or renewals thereof; provided that (i) the aggregate outstanding principal amount thereof (excluding Indebtedness secured pursuant to the terms of the ABL Credit Facility) does not exceed a dollar equivalent amount equal to $1,000,000,000 minus any Indebtedness (other than the Indebtedness secured pursuant to the terms of the ABL Credit Facility) then outstanding and incurred in reliance on clause (b)(i) of this section that encumbers the Non-ABL Collateral, (ii) the maturity date of such Indebtedness is after June 9, 2016, (iii) such Indebtedness is not secured by any of the ABL Priority Collateral (as defined in the Intercreditor Agreement), (iv) after giving effect to the incurrence of such Indebtedness and any extensions, refinancings or renewals thereof, the Borrower and Restricted Subsidiaries are in compliance with the requirements of clause (iv) of Section 6.01(v) of the ABL Credit Facility, as the same exists on June 9, 2011, without giving effect to any amendment or other modification thereto unless such modification is approved by the Required Lenders, and (v) no Default nor any Event of Default shall otherwise exist or result; and
Section 2.11.Addition of Section 6.15. The following new Section 6.15 is added to the Agreement to read as follows:
Section 6.15    Minimum Interest Coverage Ratio. Commencing with the first fiscal quarter after the fiscal quarter in which the Collateral Release Date occurs, and as of each fiscal quarter thereafter, the Consolidated Coverage Ratio shall not be less than 1.75 to 1.00.
Section 2.12.Amendment to Article VIII. Clause (d) of Article VIII is amended in its entirety to read as follows:
(d)    the Borrower or any Subsidiary Guarantor fails to comply with Section 6.11 or Section 6.15;
Section 2.13.Amendment to Section 9.09. Section 9.09 of the Agreement is amended as follows:
(a)     Clause (e) is amended in its entirety to read as follows:
(e)    in whole, when all of the following conditions are met: (i) the Senior Secured Notes are repaid in full; (ii) the holders of the Senior Secured Notes have unconditionally released the Liens covering all of the Collateral; (iii) no Indebtedness of the Borrower is or is required to be secured by a Lien on any portion of the Collateral other than the Indebtedness secured pursuant to the terms of the ABL Credit Facility, Indebtedness arising in connection with a Qualified Receivables Transaction secured by the Liens permitted by the definition of the term Qualified Receivable Transaction and Indebtedness secured by Permitted Liens of the type described in clauses (x) and (xix) of the definition thereof; and (iv) no Default nor any Event of Default then exists.
(b) The last paragraph of such Section is amended to add the following sentence at the end of such paragraph:

From and after the Collateral Release Date, all obligations of the Obligors pursuant to provisions of this Agreement and any other Loan Document that require any Person to grant or otherwise maintain a security interest in the Collateral or after-acquired property or otherwise conditioning any action or inaction of any Person on the granting, maintaining or providing further assurances in respect of such security interest shall terminate and be of no force and effect.

Section 2.14.Amendment to Exhibit B (Compliance Certificate). Exhibit B of the Agreement which is the form of Compliance Certificate is amended in its entirety to read as set forth on Exhibit B hereto.
ARTICLE 3.Conditions Precedent
Section 3.1.Conditions. The effectiveness of Article 2 of this Amendment is subject to the satisfaction (or waiver in accordance with Section 10.02 of the Agreement) of the following conditions precedent:
(a)The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Amendment signed and delivered on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page to this Amendment) that such party has signed and delivered a counterpart of this Amendment.
(b)The Administrative Agent shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to the Administrative Agent:
(i)Resolutions and Other Corporate Certifications. Certified copies of the resolutions of the board of directors (or equivalent documents) of each Obligor approving this Amendment, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment, together with certified copies of the charter and bylaws (or equivalent documents) of each Obligor and a certificate from an appropriate Governmental Authority evidencing the existence and current good standing of each Obligor (to the extent that such certificates are generally provided by the applicable Governmental Authority);
(ii)Incumbency Certificate. A certificate of incumbency certified by the Secretary, an Assistant Secretary or other authorized Person of each Obligor certifying the names of its representatives who are authorized to sign this Amendment and the Loan Documents to which it is or is to be a party hereunder (including the certificates contemplated herein) together with specimen signatures of each such officers;
(iii)Opinion of Counsel to the Obligors. A favorable written opinion addressing the existence, due authorization, execution and delivery, conflicts and governmental approvals and enforceability of this Amendment and covering such other matters relating to each Obligor, this Amendment, the Agreement and the other Loan Documents as the Required Lenders shall reasonably request;
(iv)ABL Credit Facility. Evidence of the closing of the ABL Credit Facility, including copies of all documentation executed and delivered in connection therewith;
(v)Trade Receivables Financing. Evidence of the closing of the receivables financing facility financing certain accounts receivables originated by the Borrower or by certain Subsidiaries of the Borrower in aggregate amounts up to $275,000,000 (the "Trade Receivables Financing"), including copies of the documentation executed and delivered in connection therewith and the Administrative Agent shall have confirmed to its sole satisfaction that the Trade Receivables Financing is a Qualified Receivables Transaction;
(vi)Joinder of New Obligors. Patrick Cudahy, LLC, Premium Pet Health, LLC and Smithfield Global Products, Inc. shall have executed such documentation as is required by the Loan Documents or that the Administrative Agent may otherwise require to cause such parties to be joined to the Loan Documents as "Subsidiary Guarantors" thereunder; and
(vii)Additional Information; No Mortgage Modifications or Endorsement to Title Insurance. The Administrative Agent shall have received such additional documentation and information as the Administrative Agent or its legal counsel may request; provided that the Administrative Agent and the Lenders agree that they will not require, and hereby waive any right under the Loan Documents to require, and hereby waive any right under the Loan Documents to require, any Mortgage to be modified in connection with the amendments to the Agreement contemplated hereby nor will the Borrower be obligated to deliver any endorsements to the existing title insurance covering, or new title insurance policies for, any of the Mortgaged Property.
(c)The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the effective date of this Amendment including the upfront fee provided in Section 5.3 of this Amendment.
(d)All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Administrative Agent and its legal counsel.
ARTICLE 4.Ratifications, Representations and Warranties
Section 4.1.Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded pursuant to Article 2 of this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each Obligor, the Administrative Agent, and the Lenders party hereto agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Each Obligor agrees that the obligations, indebtedness and liabilities of such Obligor arising under this Amendment are "Obligations" as defined in the Agreement and "Secured Obligations" as defined in the Collateral Documents, and this Amendment is a "Loan Document". For all matters arising prior to the effective date of this Amendment (including, without limitation, the accrual and payment of interest and fees and compliance with financial covenants), the terms of the Agreement (as unmodified by this Amendment) shall control and are ratified and confirmed.
Section 4.2.Representations and Warranties. Each Obligor represents and warrants to the Administrative Agent and the Lenders as follows: (a) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and (b) after giving effect to this Amendment, the representations and warranties set forth in the Agreement (other than the representations and warranties contained in Section 3.04 (c), the first sentence of Section 3.11 and Sections 3.13 and 3.14(b) of the Agreement) are true and correct on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date.
IN ADDITION, TO INDUCE THE ADMINISTRATIVE AGENT AND THE LENDERS TO AGREE TO THE TERMS OF THIS AMENDMENT, EACH OBLIGOR AND EACH RELEASED GUARANTOR REPRESENTS AND WARRANTS THAT AS OF THE DATE OF ITS EXECUTION OF THIS AMENDMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR RIGHTS OF RECOUPMENT WITH RESPECT TO OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT:
(a)WAIVER. WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS AMENDMENT AND
(b)RELEASE. RELEASES AND DISCHARGES THE ADMINISTRATIVE AGENT AND THE LENDERS, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES AND ATTORNEYS (COLLECTIVELY THE "RELEASED PARTIES") FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH ANY OBLIGOR OR EITHER RELEASED GUARANTOR EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.
ARTICLE 5.Miscellaneous
Section 5.1.Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.
Section 5.2.Reference to Agreement. Upon and after the effectiveness of Article 2, each reference to the Agreement in each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.
Section 5.3.Expenses of Lender; Upfront Fees. As provided in Section 10.03 of the Agreement, the Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Administrative Agent or any Lender in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto, including without limitation, the costs and fees of Administrative Agent's and each Lender's legal counsel. To induce the Lenders to agree to the amendments contemplated hereby, the Borrower also agrees to pay to the Administrative Agent an upfront fee of $400,000.00 on or before June 9 2011.
Section 5.4.Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
Section 5.5.Governing Law. This Amendment and all other Loan Documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5–1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.
Section 5.6.Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, each Lender, each Obligor, each Released Guarantor and their respective successors and permitted assigns, except no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. Any assignment or other transfer made in violation of this Section shall be void.
Section 5.7.Counterparts. This Amendment may be executed in one or more counterparts and on telecopy or other electronically reproduced counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic communication shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 5.8.Effect of Waiver. No consent or waiver, express or implied, by Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty hereunder by the Borrower or any other Obligor shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.
Section 5.9.Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
Section 5.10.Entire Agreement. This Amendment and all other instruments, documents and agreements executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. there are no oral agreements among the parties hereto.

Executed as of the date first written above.

BORROWER:

Smithfield Foods, Inc., a Virginia corporation

By:	/s/ Timothy Dykstra
	Name:	Timothy Dykstra
	Title:	Vice President

Subsidiary Guarantors:

Brown's Realty Partnership, a North Carolina general partnership
Carroll's Realty Partnership, a North Carolina general partnership
Smithfield-Carroll's Farms, a Virginia general partnership

	By:	Murphy-Brown, LLC, as a general partner of each

		By:	/s/ Timothy Dykstra
Name: Tim Dykstra
Title: Vice President

Armour-Eckrich Meats LLC, a Delaware limited liability company
Farmland Foods, Inc., a Delaware corporation
John Morrell & Co., a Delaware corporation
Murphy Farms of Texhoma, Inc., an Oklahoma corporation
Murphy-Brown LLC, a Delaware limited liability company
Patrick Cudahy, LLC, a Delaware limited liability company
Premium Pet Health, LLC, a Delaware limited liability company
Premium Standard Farms, LLC, a Delaware limited liability company
Smithfield Global Products, Inc., a Delaware corporation
The Smithfield Packing Company, Incorporated, a Delaware corporation
Smithfield Purchase Corporation, a North Carolina corporation
Smithfield Transportation Co., Inc., a Delaware corporation
Stefano Foods, Inc., a North Carolina corporation
SFRMH Liquidation, Inc. (f/k/a RMH Foods, Inc.), a Delaware corporation

By:	/s/ Timothy Dykstra
	Name:	Timothy Dykstra
	Title:	Vice President

Jonmor Investments, Inc., a Delaware corporation
Patcud Investments, Inc., a Delaware corporation
SFFC, Inc., a Delaware corporation
SF Investments, Inc., a Delaware corporation

By:	/s/ Charles McCarrick
	Name:	Charles McCarrick
	Title:	President

ADMINISTRATIVE AGENT AND LENDERS:

COÖPERATIEVE CENTRALEre corporation
RAIFFEISEN-BOERENLEENBANK B.A.,
"RABOBANK NEDERLAND", NEW
YORK BRANCH, as Administrative Agent and sole Lender
By:	/s/ James V. Kenwood
James V. Kenwood, Executive Director

By:	/s/ Izumi Fukushima
Izumi Fukushima, Executive Director

EXHIBIT B

COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered pursuant to Section 5.01(c) of the Term Loan Agreement, (dated as of July 2, 2009 (as amended, supplemented or otherwise modified from time to time (the "Term Loan Agreement"), among Smithfield Foods, Inc.(the "Borrower"), the Lenders party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. "Rabobank Nederland", New York Branch, as administrative agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.
1.    I am the duly elected, qualified and acting Chief Financial Officer of the Borrower.
2.    I have reviewed and am familiar with the contents of this Certificate.
3.    I have reviewed the terms of the Term Loan Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as Attachment I (the "Financial Statements"). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default, except as set forth below.
4.    The financial statements attached hereto were prepared in accordance with GAAP and fairly present in all material respects (subject to year end audit adjustments and absence of footnotes) the financial conditions and the results of the operations of the Persons reflected thereon, at the date and for the periods indicated therein.
5.    Attached hereto as Attachment II are the reasonably detailed calculations demonstrating compliance (to the extent required) with the covenants set forth in Section 6.15 of the Term Loan Agreement.
IN WITNESS WHEREOF, I have executed this Certificate this day of _______________, 201_.

Name:
Title:

Attachment I
to Compliance Certificate

[Attach Financial Statements]

Attachment II
to Compliance Certificate
The information described herein is as of ______, _______ and pertains to the period from _____, ____ to ____________, ____

SECTION 6.15 – Minimum Consolidated Coverage Ratio
(a) Net income for the period	$_________
(b) Income tax expense	$_________
(c) Consolidated Interest Expense	$_________
(d) Depreciation	$_________
(e) Amortization of intangibles and impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 "Goodwill and Other Intangibles"	$_________
(f)    Other non-cash charges or non-cash losses (other than non-cash charges to the extent they represent an accrual of or reserve for cash charges in any future period or amortization of a prepaid expense that was paid in a prior period)

($_________)
(g) Total net income (line 2 (a) plus lines 2(b), 2(c), 2(d) 2(e) and 2(f))	$_________
(h)    Minus without duplication and to the extent included in net income, non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges recorded in any prior period)

($_________)
(i)    Less if any Restricted Subsidiary is not directly or indirectly owned 100% by the Borrower, EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the EBITDA attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding common Equity Interests of such Restricted Subsidiary not owned directly or indirectly by the Borrower on the last day of such period by the Borrower divided by (2) the total number of shares of outstanding common Equity Interests of such Restricted Subsidiary on the last day of such period

($_________)
(j) EBITDA (line 2 (g) minus lines 2(h) minus line 2(i))	$_________
(k) Pro forma adjustments of Investments, acquisitions and Asset Dispositions	$_________
(l) Adjusted EBITDA (line 2(j) plus or minus (as applicable) line 2(k))	$_________
(m) Total consolidated cash and non-cash interest expense (excluding capitalized interest and any non-cash interest expense arising from the adoption of FASB Staff Position No. APB 14-1)	$_________
(n) Interest expense attributable to Capitalized Lease Obligations and imputed interest with respect to Attributable Debt	$_________
(o)    Amortization of debt discount and debt issuance cost (other than those debt discounts and debt issuance costs incurred with respect to the Convertible Notes, the Senior Notes due 2009, the Senior Notes due 2011, the Senior Notes due 2013 and the Senior Notes due 2017 and on the Effective Date)

$_________
(p) Capitalized interest	$_________

(q) Non-cash interest expense (other than any non-cash interest expense arising from the adoption of FASB Staff Position No. APB 14-1)	$_________
(r) Commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing	$_________
(s) Interest actually paid by the Borrower or any Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person	$_________
(t) Net gains associated with Hedging Obligations (or minus net losses associated with Hedging Obligations)	$_________
(u)    The product of (A) Preferred Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries and Disqualified Stock of the Borrower held by Persons other than the Borrower or a Wholly-Owned Subsidiary multiplied by (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Borrower, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP

$_________
(v)    The cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Borrower) in connection with Indebtedness Incurred by such plan or trust

$_________
(w) Receivables Fees	$_________
(x) Consolidated Interest Expense (sum of line 2 (m) through (w))	$_________
(y) Pro forma adjustments of Investments, acquisitions and Asset Dispositions	$_________
(z) Adjusted consolidated Interest Expense (line 2(x) plus or minus (as applicable) line (y))	$_________
EBITDA to Consolidated Interest Expense ratio (line 2 (l) divided by line 2 (z))	_____ to 1.00
Required Ratio for the four quarters than ended not more than	1.75 to 1.00	Yes	No